Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom llp

1440 New York Avenue, N.w.

Washington, D.C. 20005-2111

________

TEL: (202) 371-7000

FAX: (202) 393-5760

www.skadden.com

February 29, 2016

DENTSPLY International Inc.

Susquehanna Commerce Center

221 W. Philadelphia Street

York, Pennsylvania 17401

RE: DENTSPLY International Inc. Registration Statement on Form S-8

 FIRM/AFFILIATE OFFICES

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BOSTON

CHICAGO

HOUSTON

LOS ANGELES

NEW YORK

PALO ALTO

WILMINGTON

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BEIJING

BRUSSELS

FRANKFURT

HONG KONG

LONDON

MOSCOW

MUNICH

PARIS

SÃO PAULO

SEOUL

SHANGHAI

SINGAPORE

SYDNEY

TOKYO

TORONTO

Ladies and Gentlemen:

We have acted as special counsel to DENTSPLY International Inc., a Delaware corporation (the “Company”), and are delivering this opinion in connection with the Registration Statement on Form S-8 (together with all exhibits thereto, the “Registration Statement”) to be filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof, relating to the registration of an aggregate of 36,686,677 shares (the “Plan Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), that may be issued, pursuant to the DENTSPLY SIRONA Inc. 2016 Omnibus Incentive Plan, DENTSPLY International Inc. 2010 Equity Incentive Plan, DENTSPLY International Inc. 2002 Stock Option Plan, DENTSPLY International Inc. 1998 Stock Option Plan, Sirona Dental Systems, Inc. 2015 Long-Term Incentive Plan, Sirona Dental Systems, Inc. Equity Incentive Plan, as amended, Schick Technologies, Inc. 1997 Stock Option Plan for Non-Employee Directors, and Schick Technologies, Inc. 1996 Employee Stock Option Plan (collectively, the “Plans”).

The Plan Shares issuable under the Plans are being registered on the Registration Statement in connection with the consummation of the merger (the “Merger”) of Dawkins Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), with and into Sirona Dental Systems, Inc., a Delaware corporation (“Sirona”), with Sirona continuing as the surviving corporation in the Merger and as a wholly owned subsidiary of the Company, pursuant to the Agreement and Plan of Merger, dated as of September 15, 2015 (the “Merger Agreement”), by and among the Company, Merger Sub and Sirona. Adoption of the DENTSPLY SIRONA Inc. 2016 Omnibus Incentive Plan was approved by the stockholders of the Company at a special meeting of the stockholders of the Company held on January 11, 2016.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

DENTSPLY International Inc.

February 29, 2016

In rendering the opinion stated herein, we have examined and relied upon the following:

(a)	the Registration Statement in the form to be filed with the Commission on the date hereof;

(b)	the Merger Agreement;

(c)	an executed copy of a certificate of Justin H. McCarthy II, General Counsel and Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(d)	a copy of the Company’s Amended and Restated Certificate of Incorporation, as amended and in effect as of the date hereof, certified by the Secretary of State of the State of Delaware, and certified pursuant to the Secretary’s Certificate;

(e)	a copy of the Company’s Amended and Restated Bylaws, as amended and in effect as of the date hereof, certified pursuant to the Secretary’s Certificate;

(f)	a specimen certificate representing the Common Stock;

(g)	the Plans;

(h)	a copy of certain resolutions of the Board of Directors of the Company relating to the approval of the Plans, the filing of the Registration Statement and related matters, certified pursuant to the Secretary’s Certificate; and

(i)	the form of Second Amended and Restated Certificate of Incorporation of DENTSPLY SIRONA Inc. attached as Annex D to the joint proxy statement/prospectus included in the registration statement on Form S-4 (File No. 333- 207669), which, upon consummation of the Merger, will become (i) the certificate of incorporation of the Company and (ii) effective prior to the issuance of the Plan Shares (the “DENTSPLY SIRONA Certificate of Incorporation”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

DENTSPLY International Inc.

February 29, 2016

In rendering the opinion stated herein, we have also assumed that: (a) if issued in physical form, the certificates evidencing the Plan Shares will be signed by the authorized officers of the Company and registered by the transfer agent and registrar and will conform to the specimen certificate examined by us evidencing the Common Stock or, if issued in book-entry form, an appropriate account statement evidencing the Plan Shares credited to the recipient’s account maintained with the Company’s transfer agent has been issued by the Company’s transfer agent; (b) the issuance of the Plan Shares will be properly recorded in the books and records of the Company; (c) each award agreement under which options, restricted stock, restricted stock units or other awards are granted pursuant to the applicable Plan will be consistent with the applicable Plan and will be duly authorized, executed and delivered by the parties thereto, and (d) the consideration received by the Company for each of the Plan Shares delivered pursuant to the Plans shall not be less than the per share par value of the Plan Shares.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that when the Registration Statement becomes effective under the Securities Act, the Merger is consummated in accordance with the terms of the Merger Agreement, the DENTSPLY SIRONA Certificate of Incorporation becomes effective after filing with the Secretary of State of the State of Delaware and the Plan Shares have been issued, delivered and paid for in accordance with the terms of the Plans and the applicable award agreement, the Plan Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

PKS